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                                                                    Exhibit 99.1











                               VANTIS CORPORATION


                           1999 PERFORMANCE AWARD PLAN




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  The Plan...................................................................1

    1.1      Purpose...........................................................1
    1.2      Administration and Authorization; Power and Procedure.............1
    1.3      Participation.....................................................2
    1.4      Shares Available for Awards; Share Limits.........................2
    1.5      Grant of Awards...................................................3
    1.6      Award Period......................................................3
    1.7      Limitations on Exercise and Vesting of Awards.....................3
    1.8      Acceptance of Promissory Notes to Finance Exercise................4
    1.9      Transfer Restrictions and Exceptions..............................4
    1.10     Repricing/Cancellation and Regrant/Waiver of Restrictions.........5

2.  Options....................................................................5

    2.1      Grants............................................................5
    2.2      Option Price......................................................5
    2.3      Minimum Vesting/Exercisability of Options.........................6
    2.4      Limitations on Grant and Terms of Incentive Stock Options.........6
    2.5      Limits on 10% Holders.............................................7
    2.6      Termination of Employment; Discretionary Authority................7
    2.7      Delivery of Financial Statements..................................8

3.  Stock Appreciation Rights..................................................8

    3.1      Grants............................................................8
    3.2      Pricing Limits....................................................8
    3.3      Exercise of Stock Appreciation Rights.............................9
    3.4      Payment...........................................................9
    3.5      Limited Stock Appreciation Rights................................10

4.  Restricted Stock Awards...................................................10

    4.1      Grants...........................................................10
    4.2      Restrictions.....................................................10
    4.3      Return to the Company............................................11

5.  Performance Share Awards and Stock Bonuses................................11

    5.1      Grants of Performance Share Awards...............................11
    5.2      Special (Section 162(m)) Performance-Based Awards................11
    5.3      Other Stock Bonuses..............................................12
    5.4      Deferred Payments................................................13
    5.5      Cash Bonuses.....................................................13
    5.6      Alternative Payments.............................................13


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6.  Other Provisions..........................................................13

    6.1      Rights of Eligible Persons, Participants and Beneficiaries.......13
    6.2      Adjustments; Acceleration........................................14
    6.3      Effect of Termination of Service on Awards.......................16
    6.4      Compliance with Laws.............................................16
    6.5      Tax Matters......................................................17
    6.6      Plan Amendment, Termination and Suspension.......................17
    6.7      Privileges of Stock Ownership....................................18
    6.8      Effective Date of the Plan.......................................18
    6.9      Term of the Plan.................................................18
    6.10     Construction/Severability........................................18
    6.11     Captions.........................................................19
    6.12     Awards in Substitution for Awards Granted by Other Entities......19
    6.13     Non-Exclusivity of Plan..........................................19

7.  Definitions...............................................................19











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                               VANTIS CORPORATION
                           1999 PERFORMANCE AWARD PLAN


                                  1. THE PLAN

1.1 PURPOSE. The purposes of this Plan are (a) to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding Eligible Persons with awards and incentives for high levels of individual performance and improved Company financial performance and (b) to further align the interests of Participants with those of stockholders generally through awards of stock-based incentives. Capitalized terms are defined in Section 7.

1.2      ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.

         1.2.1 COMMITTEE. This Plan shall be administered by, and all Awards to Eligible Persons shall be authorized by, the Committee. Actions of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

         1.2.2 PLAN AWARDS; INTERPRETATION; POWERS OF COMMITTEE. Subject to the express provisions of this Plan and any express limitations on the delegated authority of a Committee, the Committee shall have the authority to:

                  (a) determine Eligible Persons;

                  (b) grant Awards to Eligible Persons; determine the Award Date (which may be a date on or after, but not before, the Committee's authorization of the Award); determine the price at which securities shall be offered or awarded and the amount of such securities to be offered or awarded; determine, consistent with the express limitations of this Plan, the other specific terms and conditions of such Awards; subject to
                  Section 2.3, establish the installments (if any) in which such Awards shall vest or become exercisable, or determine that no delayed exercisability or vesting is required; and establish the events of termination or reversion of such Awards;

                  (c) approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

                  (d) construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan; further define the terms used in this Plan; and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                  (e) subject to any required consent under Section 6.6, cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding Awards held by Eligible Persons;

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                  (f) subject to Sections 1.6 and 1.7, accelerate or extend the vesting or exercisability of any or all outstanding Awards or extend the term thereof; and

                  (g) make all other determinations and take such other actions as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

         1.2.3 BINDING DETERMINATIONS. Any action or inaction of the Company or the Committee relating or pursuant to this Plan shall be within the absolute discretion of such entity or body and shall be conclusive and binding upon all Persons. No member of the Committee, or any officer of the Company, shall be liable for any action or inaction of such entity or body, or any another Person, member or officer, except in circumstances involving bad faith on the part of such member or officer. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

         1.2.4 RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken, made or omitted in good faith.

         1.2.5 BIFURCATION OF PLAN ADMINISTRATION; DELEGATION. Subject to the restrictions set forth in the definition of the term "Committee," the Board may delegate differing levels of administrative and granting authority to separate Committees; PROVIDED that each Committee granting Awards hereunder shall consist exclusively of a member or members of the Board. A majority of the members of any Committee shall constitute a quorum. The vote of a majority of the members, assuming the presence of a quorum, or the unanimous written consent of the Committee shall constitute action by the Committee. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3 PARTICIPATION. Awards may be granted by the Committee only to those Persons whom the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee so determines.

1.4      SHARES AVAILABLE FOR AWARDS; SHARE LIMITS.

         1.4.1 SHARES AVAILABLE. Subject to the provisions of Section 6.2, the capital stock which may be delivered under this Plan shall be shares of the Company's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

         1.4.2 SHARE LIMITS. The maximum number of shares of Common Stock which may be delivered pursuant to Awards shall not exceed five million 5,000,000 shares (the "SHARE LIMIT"). The number of shares subject to Awards outstanding at any time shall not exceed the number of shares remaining available for issuance under the Plan. Subject to


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         adjustment as contemplated by this Section 1.4 and Section 6.2, the aggregate number of shares subject to Options and SARs which are granted to any one Participant during any calendar year shall not exceed 2,000,000, and the aggregate number of shares subject to all Awards which are granted during any calendar year shall not exceed 4,000,000.

         1.4.3 SHARE RESERVATION; REPLENISHMENT AND REISSUE OF UNVESTED AWARDS. No Award may be granted under this Plan unless, on the Award Date, the sum of (a) the maximum number of shares issuable at any time pursuant to such Award PLUS (b) the number of shares issued prior to the Award Date pursuant to all other Awards, other than shares available for reissue consistent with applicable legal limitations, PLUS (c) the maximum number of shares issuable at any time on or after the Award Date pursuant to outstanding Awards, is less than or equal to the lesser of the Share Limit or any applicable limitations under federal or state securities laws. Shares which are subject to or underlie Awards which expire or for any reason are canceled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as any reacquired shares, shall be available for subsequent Awards under the Plan, except to the extent prohibited by applicable law (including Section 162(m)). Except as limited by applicable law (including Section 162(m)), if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

1.5 GRANT OF AWARDS. Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of Performance Share Awards, in addition to the matters addressed in Section 1.2.2, the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) which further define the terms of the Performance Share Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, the Participant.

1.6 AWARD PERIOD. Any and all Options, SARs, warrants and similar rights shall expire, and any other Awards shall either vest or be forfeited, no later than 120 months after the Award Date or such earlier date as the Committee may provide in the Award Agreement.

1.7      LIMITATIONS ON EXERCISE AND VESTING OF AWARDS.

         1.7.1 LIMITATION ON EXERCISE. Unless otherwise expressly provided herein, in the Award Agreement, or by the Committee, no Award shall become exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

         1.7.2 PROCEDURE FOR EXERCISE. Any vested Award shall be deemed exercised upon (a) receipt by the Company of written notice of exercise from the Participant, (b) receipt by the Company of the required payment in accordance with Section 2.2.2 and (c) satisfaction by the Participant of any other requirements of exercise, including those contained in Section 6.4.


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         1.7.3 FRACTIONAL SHARES/MINIMUM ISSUE. Awards may only be exercised for whole shares. The Committee, however, may determine that cash, other securities, or other property shall be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares at a time may be purchased upon the exercise of any Award, unless the number of shares purchased at such time is the total number of shares then available for purchase under the Award.

1.8 ACCEPTANCE OF PROMISSORY NOTES TO FINANCE EXERCISE. With the Committee's express approval, the Company may, in its sole discretion, accept one or more promissory notes from any Participant in connection with the exercise or receipt of an outstanding Award; but any such note shall be subject to the following terms and conditions:

         1.8.1 PRINCIPAL. The principal of the note shall not exceed the amount required to be paid to the Company upon the exercise or receipt of such Award, and the note shall be delivered directly to the Company in consideration of such exercise or receipt.

         1.8.2 TERM. The initial term of the note shall be determined by the Committee; but the term of the note, including extensions, shall not exceed a period of five years.

         1.8.3 RECOURSE; SECURITY. The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee; PROVIDED that such interest rate shall not be less than the interest rate necessary to avoid the imputation of interest under the Code. If required by the Committee in accordance with applicable law, the note shall be secured by a pledge of any shares or rights financed thereby. The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

         1.8.4 TERMINATION OF EMPLOYMENT. If the employment or service of the Participant terminates, the unpaid principal balance of the note shall become due and payable no later than the 10th business day after such termination.

         1.8.5 OTHER CONDITIONS. Participants who are not employees or directors of the Company shall not be entitled to purchase shares of Common Stock with a promissory note, unless the note is adequately secured by collateral other than the shares of Common Stock. If newly issued shares of Common Stock are delivered to a Participant under the Plan, that portion of the exercise or purchase price which is equivalent to any par value of such shares must be paid in cash, for services rendered or for other valid consideration.

1.9      TRANSFER RESTRICTIONS AND EXCEPTIONS.

         1.9.1 LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 1.9 or required by applicable law: (a) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards may be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.


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         1.9.2 EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 1.9.1 shall not apply to:

                  (a) the designation of a Beneficiary by the Participant; if the Participant has died, transfers to or exercises by the Participant's Beneficiary; or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution; or

                  (b) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for or otherwise facilitate the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

1.10     REPRICING/CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS. Subject to
         Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee may from time to time authorize, generally or in specific cases only, for the benefit of any Participant, any adjustment in the term, exercise or purchase price, or vesting schedule of, the number of shares subject to, or the restrictions upon an Option, SAR or other Award by cancellation of an outstanding Award and a subsequent regranting of a replacement Award, amendment, substitution of an outstanding Award, waiver or any other legally valid means. Such amendment or other action may result in, among other things, an exercise, base or purchase price which is higher or lower than the exercise, base or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period; PROVIDED, that the terms of any regranted, amended or substitute Award shall meet the requirements of this Plan as of the date of regrant, amendment, substitution or other action.

                                   2. OPTIONS

2.1 GRANTS. One or more Options may be granted under this Section to any Eligible Person. Each Option granted shall be designated by the Committee, in the applicable Award Agreement, as either an Incentive Stock Option (subject to Section 2.4) or a Nonqualified Stock Option.

2.2      OPTION PRICE.

         2.2.1 PRICING LIMITS. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time the Award is authorized, but, for so long as required by applicable law, the purchase price per share shall be at least 85% (110% in the case of a Participant described in Section 2.5) of the Fair Market Value of the Common Stock as of the Award Date (or at the time of amendment, if the exercise price is amended) and at least equal to the par value of the Common Stock.

         2.2.2 PAYMENT PROVISIONS. The purchase price of any shares purchased on exercise of an Option shall be paid in full at the time of each purchase in one or a combination of the following methods:


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                  (a) in cash or by electronic funds transfer;

                  (b) by certified or cashier's check payable to the order of the Company;

                  (c) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8 and 6.4;

                  (d) by notice and third party payment in such manner as may be authorized by the Committee; or

                  (e) by the delivery of shares of Common Stock already owned by the Participant; PROVIDED that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and any shares delivered which were initially acquired from the Company must have been owned by the Participant for at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

         2.2.3 "CASHLESS EXERCISE" PROVISIONS. Without limiting the generality of the foregoing, the Committee may provide that an Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Committee or applicable law, any applicable tax withholding under Section 6.5.

         2.2.4 DELIVERY CONDITION. The Company shall not be obligated to deliver certificates for any shares of Common Stock on exercise of an Option unless and until it receives full payment of the exercise price and any related withholding obligations have been satisfied.

2.3 MINIMUM VESTING/EXERCISABILITY OF OPTIONS. For so long as required by applicable law, and subject to Sections 2.6 and 6.2-.4 and to other reasonable conditions such as continued employment, each Option issued to an Eligible Person who is not an officer, director or consultant of the Company or any affiliate shall vest and become exercisable at the rate of at least 20% per year over five years from the date of grant of the Option.

2.4      LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

         2.4.1 $100,000 LIMIT. If incentive stock options of a Participant become exercisable during any calendar year such that Common Stock issuable pursuant to such newly-exercisable incentive stock options has an aggregate Fair Market Value in excess of $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and Common Stock subject to incentive stock options under all other plans of Vantis Corporation or any other includable parent or subsidiary corporations (as these terms are used under Section 422(d) and defined in Section 424(e) and (f) of the Code), such options shall be treated as nonqualified stock options to the extent of such excess. For this purpose, the Fair Market Value of the Common Stock subject to


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         exercisable options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be redesignated first. To the extent a redesignation of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an incentive stock option.

         2.4.2 OPTION PERIOD. Subject to Section 1.6, each Option and all rights thereunder shall expire no later than 120 months after the Award Date.

         2.4.3 OTHER CODE LIMITS. Incentive Stock Options may only be granted to Eligible Employees of the Company who meet the other eligibility requirements of the Code. Any Award Agreement relating to Incentive Stock Options shall impose such other terms and conditions as from time to time may be necessary to qualify the Option as an "incentive stock option," as defined in Section 422 of the Code.

2.5 LIMITS ON 10% HOLDERS. No Incentive Stock Option may be granted to any Eligible Employee who, at the time such Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding common stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or AMD, unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the Award Date.

2.6      TERMINATION OF EMPLOYMENT; DISCRETIONARY AUTHORITY.

         2.6.1 OPTIONS - RESIGNATION; ETC. If a Participant's employment by, or other approved, specific service to, the Company terminates for any reason other than Total Disability or death, and such termination is not a Termination for Cause, the Participant shall have, subject to earlier expiration or termination pursuant to or as contemplated by
         Section 1.6 or 6.2, 90 days after the Severance Date (or such other period as may be provided in such Participant's Award Agreement in accordance with Section 25102(o) of the California Corporate Securities Law of 1968, or any successor provision, and the regulations promulgated thereunder) to exercise any Option which has vested on or before the Severance Date; PROVIDED that an Option which is designated as an Incentive Stock Option must be exercised within 3 months of the Severance Date in order to qualify as an "incentive stock option" under
         Section 422 of the Code. Unless the Committee otherwise provides in the Participant's Award Agreement, any Option which has not vested on or before the Severance Date shall terminate on the Severance Date.

         2.6.2 OPTIONS - TERMINATION FOR CAUSE. If a termination of employment or other service is a Termination for Cause or a voluntary resignation in anticipation of or in connection with a Termination for Cause, the Participant's Options, whether vested or not, shall terminate on the Severance Date.


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         2.6.3 OPTIONS - DEATH OR TOTAL DISABILITY. If a Participant's
         employment by, or other approved, specific service to, the Company terminates as a result of Total Disability or death, the Participant, the Participant's Personal Representative or the Participant's Beneficiary, as the case may be, shall have, subject to earlier expiration or termination pursuant to or as contemplated by Section 1.6 or 6.2, 12 months after the Severance Date (or such shorter period as may be provided in such Participant's Award Agreement in accordance with Section 25102(o) of the California Corporate Securities Law of 1968, or any successor provision, and the regulations promulgated thereunder) to exercise any Option which has vested on or before the Severance Date; PROVIDED that, in the case of Total Disability which is not within the meaning of Section 22(e)(3) of the Code, an Option which is designated as an Incentive Stock Option must be exercised within 3 months of the Severance Date in order to qualify as an "incentive stock option" under Section 422 of the Code. Unless the Committee otherwise provides in the Participant's Award Agreement, any Option which has not vested on or before the Severance Date shall terminate on the Severance Date.

         2.6.4 CERTAIN SARS. Unless the Committee otherwise provides, any SAR granted concurrently or in tandem with an Option shall have the same post-termination provisions and exercisability periods as the Option to which it relates.

         2.6.5 COMMITTEE DISCRETION. Notwithstanding the foregoing provisions of this Section 2.6, in the event of, or in anticipation of, a termination of employment or service with the Company which does not qualify as a Termination for Cause, the Committee may increase that portion of the Participant's Award which is available to the Participant, the Participant's Personal Representative or the Participant's Beneficiary, as the case may be, or, subject to the provisions of Section 1.6, may extend the exercisability period of such Participant's Award, all upon such terms as the Committee expressly approves by resolution or by amendment to the Award Agreement.

2.7 DELIVERY OF FINANCIAL STATEMENTS. To the extent required and applicable, the Company shall deliver to Participants annual financial statements of the Company sufficient to satisfy the requirements of
         Section 260.140.46 of Title 10 of the California Code of Regulations.

                          3. STOCK APPRECIATION RIGHTS
                  (INCLUDING LIMITED STOCK APPRECIATION RIGHTS)

3.1 GRANTS. Subject to any applicable limitations under California law, the Committee may grant Stock Appreciation Rights to any Eligible Person concurrently with the grant of another Award, in respect of all or any part of an outstanding Award, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder agrees otherwise.

3.2      PRICING LIMITS. The pricing restrictions applicable to Options under
         Section 2.2.1 of this Plan shall apply as well to the base or reference price of SARs granted under this Plan.


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3.3      EXERCISE OF STOCK APPRECIATION RIGHTS.

         3.3.1 EXERCISABILITY. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall become exercisable at such time or times as, and to the extent that, the related Award becomes exercisable.

         3.3.2 EFFECT ON AVAILABLE SHARES. To the extent that a Stock Appreciation Right is exercised, only the actual number of delivered shares of Common Stock shall be charged against the maximum amount of Common Stock which may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall, however, be counted (without duplication) for purposes of the individual limits in Section 1.4.2 and, on exercise, shall reduce the number of underlying shares as to which the SAR and the Option thereafter relate, unless the Award Agreement otherwise provides.

         3.3.3 STAND-ALONE SARS. A Stock Appreciation Right granted independently of any other Award shall become exercisable pursuant to the terms of the Award Agreement.

         3.3.4 PROPORTIONATE REDUCTION. If an SAR extends to less than all the shares covered by the related Award, and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

3.4      PAYMENT.

         3.4.1 AMOUNT. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant shall be entitled to receive, subject to Section 6.5, payment of an amount determined by multiplying:

                  (a) the difference obtained by subtracting the exercise or base reference price per share of Common Stock under the related Award (if applicable), or the initial share value specified in the Award, from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, TIMES

                  (b) the number of shares with respect to which the Stock Appreciation Right has been exercised.

         3.4.2 FORM OF PAYMENT. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under Section 3.4.1 above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash; PROVIDED that the Committee has determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) upon such exercise, the election shall be subject to any further conditions which the Committee may impose.

3.5 LIMITED STOCK APPRECIATION RIGHTS. Subject to any applicable limitations under California law, the Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a Change in Control Event or any other specified event ("LIMITED SARS"), and such Limited SARs may relate to, operate in tandem or combination with, or substitute for Options, other SARs or other Awards (or any combination thereof) and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon or equal to the Fair Market Value of the shares during a specified period or at a specified time within a specified period before, after or including the date of such event.

                           4. RESTRICTED STOCK AWARDS

4.1 GRANTS. Subject to any applicable limitations under California law, the Committee may grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration to be paid by the Participant for such shares (which consideration shall not be less than the minimum lawful consideration under applicable state law), the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends and voting or other rights in respect of the shares prior to vesting, the restrictions imposed on such shares (which may be based on performance objectives, the passage of time or other factors or any combination thereof), and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee otherwise provides. Stock certificates evidencing shares of Restricted Stock currently subject to restrictions ("RESTRICTED SHARES") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Company or by a third party designated by the Committee until the restrictions on such shares have lapsed and the shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of a Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

4.2      RESTRICTIONS.

         4.2.1 PRE-VESTING RESTRAINTS. Except as provided in Sections 4.1 and 1.9, Restricted Shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

         4.2.2 DIVIDEND AND VOTING RIGHTS. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, but such rights shall terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

         4.2.3 CASH PAYMENTS. If the Participant has been paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any Restricted Shares which cease to be eligible for vesting.

4.3 RETURN TO THE COMPANY. Unless the Committee otherwise expressly provides, Restricted Shares which remain subject to restrictions at the time of termination of employment or service or are subject to other conditions to vesting which have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Company in such manner and on such terms as the Committee provides.

                 5. PERFORMANCE SHARE AWARDS AND STOCK BONUSES

5.1 GRANTS OF PERFORMANCE SHARE AWARDS. Subject to any applicable limitations under California law, the Committee may grant Performance Share Awards to Eligible Employees based upon such factors as the Committee deems relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration to be paid for any such shares as may be issuable to the Participant (but not less than the minimum lawful consideration), the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant shall be based. The amount of cash or shares or other property which may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period of not more than 10 years (a "PERFORMANCE CYCLE") of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such Performance Cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee (consistent with Section 6.10.2(b), if applicable) may determine.

5.2 SPECIAL (SECTION 162(M)) PERFORMANCE-BASED AWARDS. Options or SARs which are granted to Eligible Employees with an exercise price of not less than Fair Market Value at the applicable date of grant for purposes of Section 162(m), and which otherwise satisfy the conditions to deductibility under Section 162(m), are deemed "QUALIFYING AWARDS." Without limiting the generality of the foregoing, and in addition to Qualifying Awards granted under other provisions of this Plan, other performance-based awards within the meaning of Section 162(m) ("PERFORMANCE-BASED AWARDS"), whether in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on the performance of the Company on a consolidated, segment, subsidiary, or division basis, with reference to revenue growth, net earnings (before or after taxes or before or after taxes, interest, depreciation, and/or amortization), net cash flow, return on equity, assets or net investment, cost containment or reduction, or any combination thereof (the "BUSINESS CRITERIA"), relative to preestablished performance goals, may be granted under this Section 5.2, subject to any applicable limitations under California law. The foregoing terms are used as applied under generally accepted accounting principles and in the Company's financial reporting. The applicable Business Criteria and the specific performance goals must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance measurement period may be not less than one (except as provided in Section 1.6) nor more than 10 years. The following provisions relate to all Performance-Based Awards:

         5.2.1 ELIGIBLE CLASS. The class of Persons eligible for
         Performance-Based Awards is officers of the Company.

         5.2.2 MAXIMUM AWARD. Performance-Based Awards may be paid in cash or shares or any combination thereof. In no event shall grants of Performance-Based Awards (exclusive of Qualifying Awards) made in any calendar year to any Eligible Employee relate to more than 500,000 shares of Common Stock. In no event shall grants of Performance-Based Awards made to any Eligible Employee payable only in cash and not related to shares provide for payment of more than (a) the lesser of 200% of base salary as of the beginning of the applicable performance period or $500,000 TIMES (b) the number of years (not more than five) in the applicable performance period.

         5.2.3 COMMITTEE CERTIFICATION. To the extent required by Section 162(m), before any Performance-Based Award is paid, the Committee must certify that the material terms of the Performance-Based Award were satisfied.

         5.2.4 TERMS AND CONDITIONS OF AWARDS. The Committee shall have discretion to determine the restrictions or other limitations of the individual Performance-Based Awards (including the authority to reduce such Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise).

         5.2.5 STOCK PAYOUT FEATURES. In lieu of cash payment of a Performance-Based Award, the Committee may require or allow all or a portion of the Performance-Based Award to be paid in the form of shares of Common Stock, Stock Units, Restricted Shares, an Option, or another Award.

         5.2.6 ADJUSTMENTS FOR MATERIAL CHANGES. Performance goals or other features of a Performance-Based Award may provide that they (a) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, or merger) or a complete or partial corporate liquidation,
         (b) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the Business Criteria or performance goals or targets, and/or (c) shall be adjusted for any other circumstance or event, but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of
         Section 162(m) to qualify as performance-based compensation.

5.3 OTHER STOCK BONUSES. Subject to any applicable limitations under California law, the Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee.

         The Award may be granted independently or in lieu of a cash bonus and may be paid in the form of Common Stock, Restricted Shares, an Option, Stock Units (payable in Common Stock or cash) or other Award.

5.4 DEFERRED PAYMENTS. Subject to any applicable limitations under California law, the Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares which may become due or otherwise payable under this Plan or otherwise, in the form of Stock Units payable in cash or shares or by other means, and may provide for accretion thereof based upon such deferment, at the election or request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants, and the Committee may provide for the crediting of dividend equivalents or other earnings thereon.

5.5 CASH BONUSES. The Committee may establish a program of annual cash incentive awards to be based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary or division basis with reference to revenues, net earnings (before or after interest, taxes, depreciation, or amortization), cash flow, return on equity, assets or net investment, cost containment or reduction, or achievement of strategic goals (or any combination of such factors). In addition, the award may depend upon the Eligible Employee's individual performance.

5.6 ALTERNATIVE PAYMENTS. In lieu of a cash payment of an Award payable in cash, the Committee may require or allow all or a portion of the Award to be paid or credited in the form of shares of Common Stock, Restricted Shares, Stock Units, an Option or other Award.

                              6. OTHER PROVISIONS

6.1      RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.

         6.1.1 NO COMMITMENT BASED ON ELIGIBILITY. Status as an Eligible Person shall not be construed as a commitment that any Award shall be made under this Plan to an Eligible Person or to Eligible Persons generally.

         6.1.2 NO EMPLOYMENT CONTRACT. Nothing contained in this Plan, in any other documents under this Plan, or in any Award shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service, affect such Person's status as an employee-at-will, or interfere in any way with the right of the Company to change such Person's compensation or other benefits or to terminate the employment or other service of such Person, with or without cause; PROVIDED, HOWEVER, that nothing contained in this Section is intended to adversely affect any express independent right of such Person under a separate employment or service contract other than an Award Agreement.

         6.1.3 PLAN NOT FUNDED. Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and (except as provided in Section 1.4.3) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other Person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other Person. To the extent that a Participant, Beneficiary or other Person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.2      ADJUSTMENTS; ACCELERATION.

         6.2.1 ADJUSTMENTS. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization ("REORGANIZATION") or any liquidation or dissolution; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property) ("SPIN-OFF"); any exchange or other disposition of more than 80% of the Common Stock and other voting securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock ("STOCK SALE"); or a sale of all or substantially all the assets of the Company as an entirety ("ASSET SALE"); then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

                  (a) in any of such events, proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price of any or all outstanding Awards,
                  (4) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (5) (subject to limitations under Section 6.10.2(b)) the performance standards appropriate to any outstanding Awards; or

                  (b) in any of such events, other than a stock split (including a stock split in the form of a stock dividend) or reverse stock split, provide for Settlement of any or all outstanding Awards, based upon the exercise price of the Award and/or the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

         In any of such events, adjustments may be made which would cause Incentive Stock Options to fail to meet the applicable requirements thereof without the consent of holders of the affected Incentive Stock Options.

         In any of such events, the Committee may take such action prior to such event as the Committee deems necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or shall be available to stockholders generally.

         6.2.2 POSSIBLE ACCELERATION OF AWARDS; TERMINATION. The Committee may expressly provide in an Award Agreement or otherwise, on a case-by-case basis or as to all Awards of one or more types, that prior to the occurrence of a Change in Control Event or an event described in
         Section 6.2.1 which the Company does not survive, the vesting or exercisability of an Award or certain or limited benefits thereunder shall accelerate. The Committee may also accord any Participant the right to refuse such acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. If the vesting or exercisability of an Award has been accelerated pursuant to this Section 6.2.2, but the Award is not timely exercised at or before the applicable event, then the Award shall terminate, unless the Committee otherwise provides.

         Any acceleration of Awards shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or the circumstances require, may be deemed by the Committee to occur (subject to Section 6.2.5) a limited period of time before the event. No discretion with respect to acceleration of an Award shall apply in the case of a transaction intended to be accounted for as a pooling of interests transaction, to the extent exercise of the discretion would be inconsistent with that accounting method.

         6.2.3 TERMINATION UPON SETTLEMENT. If the Committee has provided for Settlement of at least the vested portion of an outstanding Award pursuant to Section 6.2.1(b) upon or in anticipation of a Change in Control Event approved by the Board or an event which the Company does not survive, then the entire outstanding Award shall terminate upon consummation of the event, unless the Committee otherwise provides.

         6.2.4 ACCELERATION UPON TERMINATION OF SERVICE FOLLOWING A CHANGE IN CONTROL EVENT. If any Participant's employment is terminated by the Company upon or within one year after a Change in Control Event, and the termination is not the result of death, Total Disability or a Termination for Cause, then, subject to the other provisions of this
         Section 6.2 (including without limitation Section 6.2.3) and Section 6.4, all outstanding Options held by the Participant shall be deemed fully vested immediately prior to the Severance Date, irrespective of the vesting provisions of the Participant's Award Agreement.

         6.2.5 POSSIBLE RESCISSION OF ACCELERATION. If the vesting of an Award has been accelerated expressly in anticipation of an event or subject to stockholder approval of an event, and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding, unexercised Awards.

         6.2.6 GOLDEN PARACHUTE LIMITATION. In no event shall an Award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Company for federal income tax purposes due to Section 280G of the Code, nor shall any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company due to Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program which would constitute "parachute payments" as defined in Section 280G of the Code, then the Participant may by written notice to the Company designate the order in which such parachute payments shall be reduced or modified so that the Company is not denied federal income tax deductions for any "parachute payments" under Section 280G of the Code. Notwithstanding the foregoing, an employment or other agreement with the Participant, including an Award Agreement, may expressly provide for benefits in excess of amounts determined by applying the foregoing Section 280G limitations.

6.3 EFFECT OF TERMINATION OF SERVICE ON AWARDS. Subject to the provisions hereof and applicable law, the Committee shall establish the effect of a termination of employment or service on the rights and benefits of each Award and in so doing may make distinctions based upon the cause of termination.

         6.3.1 TERMINATION OF CONSULTING OR AFFILIATE SERVICES. If the Participant is not an Eligible Employee or director and provides services as an Other Eligible Person, the Committee shall be the sole judge of whether the Participant continues to render services to the Company, unless a contract or the Award otherwise provides. If the Committee notifies the Participant in writing that a termination of services of the Participant for purposes of this Plan has occurred, then (unless the contract or Award otherwise expressly provides) the Participant's termination of services for purposes of Section 2.6, 3,
         4.3 or 5 shall be the date which is 10 days after the Committee's mailing of the notice or, in the case of a Termination for Cause, the date of the mailing of the notice.

         6.3.2 EVENTS NOT DEEMED TERMINATIONS OF SERVICE. Unless the Committee otherwise provides, the employment or service relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Committee; PROVIDED that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Eligible Employee on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company shall be suspended, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

         6.3.3 EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person employed by or providing services to the Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

6.4 COMPLIANCE WITH LAWS. This Plan, the granting and vesting of Awards, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. In addition, any securities delivered under this Plan may be subject to any special restrictions which the Committee may require to preserve a pooling of interests under generally accepted accounting principles. Participants granted Awards or acquiring any securities under this Plan shall provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

6.5      TAX MATTERS.

         6.5.1 PROVISION FOR TAX WITHHOLDING OR OFFSET. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of
         Section 422 of the Code, the Company shall have the right at its option to (a) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (b) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 6.4) grant to the Participant (either at the time of the Award or thereafter) the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value to satisfy such withholding obligation.

         6.5.2 TAX LOANS. If so provided in the Award Agreement, the Company may, to the extent permitted by law, authorize a loan to a Participant in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) by such Participant pursuant to a transaction described in Section 6.5.1. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company may establish under applicable law, and such loan need not comply with the provisions of Section 1.8.

6.6      PLAN AMENDMENT, TERMINATION AND SUSPENSION.

         6.6.1 BOARD AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

         6.6.2 STOCKHOLDER APPROVAL. To the extent then required under Sections 422 and 424 of the Code or any other applicable law, or to the extent deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

         6.6.3 AMENDMENTS TO AWARDS. Without limiting any other express authority of the Committee under this Plan, and subject to the express limits of this Plan, the Committee may, by agreement or resolution and without the consent of a Participant, waive conditions of or limitations on Awards which the Committee in the prior exercise of its discretion has imposed and may make other changes to the terms and conditions of Awards which do not materially adversely affect the Participant's rights and benefits under an Award.

         6.6.4 LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, materially adversely affect any rights or benefits of the Participant or obligations of the Company under any Award granted prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

6.7 PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any right or privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment shall be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8 EFFECTIVE DATE OF THE PLAN. This Plan is effective as of April 2, 1999. The Plan was approved by the Company's sole stockholder and by the Board on April 2, 1999.

6.9 TERM OF THE PLAN. No Award shall be granted under this Plan after February 23, 2009 (the "TERMINATION DATE") or before April 7, 1999. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the Termination Date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of Awards outstanding on the Termination Date.

6.10     CONSTRUCTION/SEVERABILITY.

         6.10.1 SEVERABILITY. If a court of competent jurisdiction holds any provision of this Plan or any Award Agreement invalid and unenforceable, the remaining provisions of this Plan or such Award Agreement shall continue in effect.

         6.10.2 PLAN CONSTRUCTION.

                  (a) RULE 16B-3. It is the intent of the Company that the Awards and transactions permitted by Awards generally satisfy and be interpreted in a manner which, in the case of Participants who are or may be Section 16 Persons, satisfies the applicable requirements of Rule 16b-3 so that such Persons (unless they otherwise agree) shall be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and shall not be subjected to avoidable liability.

                  (b) SECTION 162(M). It is the further intent of the Company that (to the extent the Company or Awards may be or become subject to limitations on deductibility under Section 162(m)) the Initial Options and Options or SARs subsequently granted with an exercise or base price not less than Fair Market Value on the date of grant, and Performance-Based Awards under
                  Section 5.2 of this Plan which are granted to or held by a Person subject to Section 162(m), shall qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m), to the extent that the Committee authorizing the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof. This Plan shall be interpreted consistent with such intent.

6.11 CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision hereof.

6.12 AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER ENTITIES. Awards in substitution for employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities may be granted to Persons who are or will become Eligible Persons in connection with (a) a distribution, merger or reorganization by or with such other entity or an affiliated entity or (b) the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of such other entity.

6.13 NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

                                 7. DEFINITIONS

"AMD" means Advanced Micro Devices, Inc., a Delaware corporation, and its successors (if any).

"AMD GROUP" means (a) AMD, (b) any affiliate of AMD (as the term "affiliate" (and the term "control" as used therein) are defined in Rule 405 under the Securities Act), and (c) any employee benefit plan (or related trust) sponsored or maintained by one or more of the foregoing, or their respective successors.

"AWARD" means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Performance Share Award, dividend equivalent or deferred payment right or other right or security which would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

"AWARD AGREEMENT" means any writing setting forth the terms of an Award which has been authorized by the Committee, as such writing may be amended from time to time.


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

"AWARD DATE" means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the grant or award date at the time of the Award.

"AWARD PERIOD" means the period beginning on an Award Date and ending on the expiration date of the applicable Award.

"BENEFICIARY" means the Person, Persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies; PROVIDED that "BENEFICIARY" shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

"BOARD" means the Board of Directors of Vantis Corporation.

"CHANGE IN CONTROL EVENT" means any of the following:

         (a) Approval by the stockholders of the Company of the dissolution or liquidation of Vantis Corporation (other than a dissolution or liquidation which is approved while members of the AMD Group beneficially own a majority of the Common Stock); or

         (b) Consummation of a merger, consolidation, or other reorganization of the Company with or into, or a sale or other disposition of all or substantially all of the Company's business and/or assets as an entirety to, one or more entities which are not Subsidiaries or other affiliates of the Company (each, a "BUSINESS COMBINATION"), unless (i) as a result of the Business Combination at least 50% of the voting securities then entitled to vote generally in the election of directors (the "VOTING STOCK") of the entity surviving or resulting from the Business Combination, or a parent thereof (the "SUCCESSOR ENTITY"), immediately after the Business Combination are or will be directly or indirectly owned by stockholders of the Company immediately before the Business Combination, (ii) no Person (excluding the Successor Entity or an Excluded Person) directly or indirectly beneficially owns more than 50% of the combined voting power of the Voting Stock of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of execution of the initial agreement or action of the Board providing for the Business Combination; or

         (c) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Excluded Person, becomes the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange
         Act) of securities of the Company representing more than 30% of the combined voting power of Voting Stock of the Company, other than as a result of (i) an acquisition directly from the Company, (ii) an acquisition by the Company, (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity, or (iv) an acquisition by any entity pursuant to a transaction which is expressly excluded under subparagraph (b) above; or

         (d) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board, and any new director (other than any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) whose appointment, election, or nomination for election by Vantis Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

For purposes of determining whether a Change in Control Event has occurred, a transaction includes all transactions in a series of related transactions.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COMMISSION" means the Securities and Exchange Commission.

"COMMITTEE" means (a) any one or more committees of director(s) appointed by the Board to administer this Plan with respect to the Awards, acting within the scope of authority delegated thereto by the Board, or (b) the Board as a whole. At least one Committee shall be comprised of two or more directors, each of whom in respect of any decision involving both (1) a Participant affected by the decision who is or may be subject to limits under Section 162(m) in respect of a particular Award and (2) compensation intended as a performance-based compensation within the meaning of Section 162(m), shall be an "outside director" as defined in Section 162(m). In acting on any grant or Award-related transaction with or for the benefit of a Section 16 Person, "COMMITTEE" means a committee comprised entirely of "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, or the Board as a whole; PROVIDED, HOWEVER, that if one or more directors acting on such grant or transaction fail to qualify as "non-employee directors" within the meaning of such rule, the validity of any action taken by such directors or by the Committee or the Board shall not be affected thereby.

"COMMON STOCK" means the common stock, par value $0.01 per share, of Vantis Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
Section 6.2 of this Plan.

"COMPANY" means Vantis Corporation and/or its Subsidiaries, as the context requires; PROVIDED that with respect to Common Stock, the grant, exercise or disposition of an Award or the provisions of Sections 1.8, 5.2.1, 6.2.1, 6.2.3,
6.4 and 6.10, "COMPANY" means only Vantis Corporation.

"ELIGIBLE EMPLOYEE" means an officer (whether or not a director) or employee of the Company.

"ELIGIBLE PERSON" means an Eligible Employee, or any Other Eligible Person, as determined by the Committee; PROVIDED that Eligible Persons shall be limited to those persons eligible under Section 25102(o) of the California Corporate Securities Law of 1968 and Rule 701 under the Securities Act, as each may be amended from time to time.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

"EXCLUDED PERSON" means (a) any Person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (b) AMD (or an affiliate, successor, heir, descendant or related party of or to AMD), (c) the Company or
(d) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity.

"FAIR MARKET VALUE" with respect to any stock means, as of the date of determination:

         (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on such date on the composite tape of the principal such exchange, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such composite tape on the next preceding date on which there was trading in such shares;

         (b) if the stock is not listed or admitted to trade on a national securities exchange, the closing price for the stock on such date, as reported by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq National Market or a similar reporting system, or by a similar reporting organization if the NASD is no longer reporting such information on a reporting system;

         (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported by the NASD or a similar reporting organization, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or

         (d) if the stock is not listed or admitted to trade on a national securities exchange and is not reported by the NASD or a similar reporting organization, and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value established by the Committee as of such date for purposes of this Plan.

Notwithstanding the foregoing, the Fair Market Value of the Common Stock for purposes of determining the exercise price of the Initial Options shall be based on the results of an independent appraisal of the equity value of Vantis conducted prior to the time such Options are granted.

"INCENTIVE STOCK OPTION" or "ISO" means an Option which is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such Persons as may be necessary to comply with that section.

"INITIAL OPTIONS" means the Options granted to Participants concurrently with or shortly after the adoption of this Plan.

"NONQUALIFIED STOCK OPTION" means an Option which is designated as a nonqualified stock option and includes any Option intended as an Incentive Stock Option which fails to meet the applicable legal requirements thereof. Any Option granted hereunder which is not designated as an Incentive Stock Option shall be deemed to be a nonqualified stock option and not an incentive stock option under the Code.

"OPTION" means an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

"OTHER ELIGIBLE PERSON" means any director, individual consultant, advisor or (to the extent provided below) agent, including an employee or officer of a parent corporation, who renders or has rendered bona fide services (including services as a director but not including services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company and who is selected to participate in this Plan by the Committee. A director of Vantis Corporation who is a Section 16 Person shall not be selected as an Other Eligible Person, unless such decision is approved by the Board. A non-employee agent providing bona fide services to the Company (other than as an eligible advisor or consultant) may be selected as an Other Eligible Person only if such agent's participation in this Plan would not adversely affect (a) Vantis Corporation's eligibility to use Form S-8 in the future to register under the Securities Act the offering of securities issuable under this Plan by the Company or (b) the Company's compliance with any other applicable laws.

"PARTICIPANT" means an Eligible Person who has been granted an Award under this Plan.

"PERFORMANCE SHARE AWARD" means an Award of a right to receive shares of Common Stock under Section 5.1, or a Performance-Based Award under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

"PERSON" means an association, corporation, individual, partnership, trust or any other entity or organization, including a governmental entity and a "person" as that term is used under Section 13(d) or 14(d) of the Exchange Act.

"PERSONAL REPRESENTATIVE" means the Person or Persons who, upon the disability or legal incompetence of a Participant, have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

"PLAN" means this 1999 Performance Award Plan.

"RESTRICTED SHARES" or "RESTRICTED STOCK" means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, such conditions on vesting (which may include, among other things, the passage of time, achievement of specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested or restricted under the terms of the applicable Award Agreement.

"RULE 16B-3" means Rule 16b-3 as promulgated by the Commission under the Exchange Act, as such rule may be amended from time to time.

"SECTION 16 PERSON" means a Person subject to Section 16(a) of the Exchange Act.

"SECTION 162(M)" means Section 162(m) of the Code.

"SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

"SETTLEMENT" means a cash payment, conversion, assumption or exchange with respect to an outstanding Award.

"SEVERANCE DATE" means the date on which a Participant's employment by, or other specified service to, the Company terminates.

"STOCK APPRECIATION RIGHT" or "SAR" means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

"STOCK BONUS" means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

"STOCK UNIT" means a bookkeeping entry which serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment of a deferred benefit or right under the Plan.

"SUBSIDIARY" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by Vantis Corporation.

"TERMINATION FOR CAUSE" with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement or other contract) a termination of service based upon a finding by the Committee, acting in good faith and based on its reasonable belief at the time, that the Participant:

         (a) is or has been dishonest, incompetent, or negligent in the discharge of such Participant's duties to the Company; or has refused to perform stated or assigned duties; or

         (b) has committed an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information, a breach of fiduciary duty, or a willful material violation of any law, rule or regulation or rule or policy of the Company or an affiliate; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); or

         (c) has materially breached any of the provisions of any agreement with the Company or a parent corporation; or

         (d) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or an affiliate; has induced a customer to break or terminate any contract with the Company or an affiliate; or has induced any principal for whom the Company or an affiliate acts as agent to terminate such agency relationship.

A Termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Company first delivers written notice to the Participant of a finding of Termination for Cause.

"TOTAL DISABILITY" means any medically determinable physical or mental condition or impairment which prevents the Participant from performing the essential functions of such Participant's job.

"VANTIS CORPORATION" means Vantis Corporation, a Delaware corporation, and its successors (if any).











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